UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PROCACCIANTI HOTEL REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	81-3661609
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1140 Reservoir Avenue, Cranston, RI 02920	02920
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-217578

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.01 per share:

Class K Common Stock, $0.01 par value per share
(Title of class) Class K-I Common Stock, $0.01 par value per share
(Title of class) Class K-T Common Stock, $0.01 par value per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class K common stock, par value $0.01 per share, Class K-I common stock, par value $0.01 per share, and Class K-T common stock, par value $0.01 per share, of Procaccianti Hotel REIT, Inc., a Maryland corporation (the “Registrant”), registered hereby is incorporated herein by reference to the sections entitled “Suitability Standards” and “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-11 (File No. 333-217578), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 1, 2017 (the “Registration Statement”),  and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

Item 2. Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Commission.

Exhibit No.	Description

1.	Third Articles of Amendment and Restatement of the Registrant, which were filed as Exhibit 3.3 to the Registrant’s Post-effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-217578) filed with the Securities and Exchange Commission on August 14, 2018 and is incorporated herein by reference thereto
2.	Bylaws of the Registrant, which were filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-217578) filed with the Securities and Exchange Commission on May 1, 2017 and is incorporated herein by reference thereto
3.	Distribution Reinvestment Plan (included as Appendix B to the Registrant’s Prospectus filed pursuant to Rule 424(b)(3) (File No. 333-217578) filed August 15, 2018 and incorporated herein by reference).
4.	Subscription Agreement and Subscription Agreement Signature Page (included as Appendix C to the Registrant’s Prospectus filed pursuant to Rule 424(b)(3) (File No. 333-217578) filed August 15, 2018 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Procaccianti Hotel REIT, Inc.

Date: April 27, 2021	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer